State of New York }
Department of State } *ss:*

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on **August 4, 2005**

Secretary of State

DOS-200 (Rev. 03/02)

F050804000203

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
Albany, NY 12231

(This form must be printed or typed in black ink)

CERTIFICATE OF INCORPORATION
OF
ROCHESTER PASTA AND SPORTS, INC.

(Insert corporate name)

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is: Rochester Pasta and Sports, Inc.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is: Monroe County, New York.

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 200 No Par Value

FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

Corporation Service Company
80 State Street
Albany, New York 12207-2543

SIXTH: *(optional)* The name and street address in this state of the registered agent upon whom process against the corporation may be served is:

Corporation Service Company
80 State Street
Albany, New York 12207-2543

DOS-1239 (Rev. 5/03)

F 050804000203

SEVENTH: *(optional—the existence of the corporation begins on the date the certificate of incorporation is filed by the Department of State. Corporate existence may begin on a date, not to exceed 90 days, after the date of filing by the Department of State. Complete this paragraph only if you wish to have the corporation's existence to begin on a later date, which is not more than 90 days after the date of filing by the Department of State.)* The date the corporate existence shall begin is: __________

Incorporator Information Required

X [signature]
(Signature)

Randolph S. Hudson
(Type or print name)

14 Franklin Street, Suite 900
(Address)

Rochester, New York 14604-1506
(City, State, Zip code)

FILED 2005 AUG -4 AM 9:40

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED AUG 04 2005
TAX $ 10
BY: [initials]
Monroe

CERTIFICATE OF INCORPORATION OF

ROCHESTER PASTA AND SPORTS, INC.
(Insert corporate name)

Under Section 402 of the Business Corporation Law

RECEIVED 2005 AUG -4 AM 9:04

Filed by: Randolph S. Hudson
(Name)

Post Office Box 202
(Mailing address)

Wyoming, New York 14591-0202
(City, State and Zip code)

Cust Ref 521468DAU

Note: This form was prepared by the New York State Department of State for filing a certificate of incorporation for a business corporation. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The fee for a certificate of incorporation is $125 plus the applicable tax on shares required by Section 180 of the Tax Law. The minimum tax on shares is $10. The tax on 200 no par value shares is $10 (total $135). Checks should be made payable to the Department of State for the total amount of the filing fee and tax.

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